UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2016

DS HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	001-35763	20-8380461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1601 Green Road, Pompano Beach, Florida 33064
(Address of principal executive offices)

(888) 404-7770
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐  .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐  .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐  .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 28, 2016, the Audit Committee of the Board of Directors of the Company, based on discussion with the Company’s Chief Financial Officer and independent registered public accounting firm, determined that the previously issued financial statements for the year ended December 31, 2014 and the interim unaudited financial statements for the first three quarters of the fiscal years ended December 31, 2014 and December 31, 2015 should not be relied upon because of errors identified in such financial statements.

The conclusion relates to correcting the accounting treatment regarding several adjustments which the Chief Financial Officer  and independent accounting firm became aware of in the course of audit and the preparation of the Company’s financial statements for the fiscal year ended December 31, 2015 and the periods ended March 31, 2016 and June 30, 2016,  The adjustments include  changes to inventory values, provisions for bad debt, revenue recognition issues, credit memos, equity issuances, accounts receivable and accounts payable, cost of goods sold, certain expense accounts, and the treatment of valuation of certain assets.

As a result of this determination, the Company will restate its financial statements for the foregoing dates and periods, which restatements will be reflected in the restated unaudited financial statements to be contained in amended Form 10-Q’s for the first three quarters of the fiscal years ended December 31, 2015.  The restated audited financial statements for the fiscal year ended December 31, 2014 will be contained in the Form 10-K for the fiscal year ended December 31, 2015.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: October 7, 2016	/s John Power
John Power Chief Financial Officer